UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    November 5, 2012

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538

(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202

(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Humana Inc. (the “Company”) on November 5, 2012 (the “Original 8-K”) to update certain guidance points reported incorrectly in Exhibit 99 to the Original 8-K.  All other disclosures of the Original 8-K remain unchanged.

Item 7.01   Regulation FD Disclosure.

An earnings release was issued by Humana Inc. this morning reporting financial results for the period ended September 30, 2012, updated 2012 earnings guidance, and financial projections for 2013.  In the financial projections for 2013, due to a scrivener’s error, certain guidance points were reported inaccurately.  The following corrects and replaces certain 2013 guidance points for the Health and Well-Being Services Segment included in the Original 8-K:

•	Revenues = $14.75 billion to $15.25 billion

•	Operating Cost Ratio = 95.5 percent to 96.0 percent

•	Pretax margin = 3.0 percent to 3.5 percent.

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Steven E. McCulley Steven E. McCulley Vice President and Controller (Principal Accounting Officer)

Dated:    November 5, 2012